EXHIBIT 10.27

                           Form of Consulting Agreement between


                             Southern National Corporation and

                                     Outside Directors





               STATE OF NORTH CAROLINAS                CONSULTING AGREEMENT

               COUNTY OF FORSYTH



                    This Agreement is dated and effective January 1, 1994
               between Southern National Corporation (the "Corporation") and _____________________, ("Consultant").



                                         RECITALS

                    The purpose of this Agreement is to retain the services
               of Consultant who has served as a Director of Southern

               National Corporation ("Corporation") and who is neither an officer or an employee of the Corporation, or any of its affiliates (herein "Bank") as of the date of this Agreement and who has provided expertise in enabling the Corporation to experience successful growth and development, so as to ensure that the Corporation will have the benefit of his or her continued service as a Director and to assist the Bank in the conduct of its affairs as a consultant following his or her termination of service as a Director. Consultant is willing to enter into this Agreement upon the terms and conditions hereinafter set forth.

                    Accordingly, Consultant and Corporation hereby agree as
               follows:


                     1. Definitions. (a) "Corporation" means Southern National Corporation.
                         (b) "Outside Director" means a person who is not
               an officer or employee of the Corporation or Bank and who is elected or appointed as a Director of the Corporation.


                         (c) "Board" means Board of Directors of
               Corporation.

                         (d) "Consulting Services" means advice and

               consultation provided to the Bank as requested from time to time by the Board of Directors or any officer designated by the Board, not to exceed seven (7) days a year; provided, however, Consultant shall at all times positively promote the business interests of the Corporation and its affiliates in all of Consultant's other business dealings during his service as a Consultant hereunder.




                         (e) "Initial Date" means the date of a
               Consultant's initial appointment or election as an Outside Director of the Corporation which is

                         (f) "Termination Date" means the date of a

               Consultant's termination as an active Outside Director of the Corporation or as a Director of a successor in interest to the Corporation by (1) resignation, (2) voluntary early retirement elected by Consultant, (3) retirement on the first day of January of the year following Consultant obtaining the age of seventy (70), (4) failure of a successor in interest to the Corporation to appoint Consultant to the corporate board of such successor, (5) failure of a successor in interest to the Corporation to nominate a Consultant for election to the corporate board of directors of such successor or to the Board if Corporation is the surviving entity, (6) failure of the shareholders of a successor in interest to the Corporation to reelect Consultant to the corporate board of directors of such successor as a director, (7) failure of the shareholders of the Corporation to nominate or reelect Consultant as a Director of the Board, or (8) otherwise.

                         (g) "Credited Service" means the number of full
               months the Consultant served as an Outside Director between the Initial Date and the Termination Date.

                         (h) "Consulting Payment" means an amount equal to
               one twelfth (1/12th) of the annual Directors' retainer fee, paid by the Corporation to its Outside Directors as of the

               Consultant's Termination Date for Consultants whose Termination Date occurs after 1997. The Consulting Payment shall be $1,100.00 per month for Consultant whose Termination Date occurs in 1994, 1995, 1996 and 1997 (this amount is subject to adjustment pursuant to the provisions of Section 13 in the case of retirement prior to age seventy
               (70). Such amount may not be reduced by a successor in interest to the Corporation without the written consent of Consultant.


                     2. Eligibility. If an Outside Director is removed as a Director for cause regardless of length of service, if a cease and desist order has been entered by the Comptroller of the Currency, the Federal Deposit Insurance Corporation, the Federal Reserve Board or other appropriate regulatory agency requiring Consultant to cease participating in the conduct of the affairs of the Bank, if Consultant violates the provisions of Section 5, 8, or 12 herein and Consultant shall no further rights hereunder.

                     3. Term/Payments. Beginning the first month following Consultants' Termination Date, Consultant shall provide Consulting Services for a term and shall be paid monthly for his or her Consulting Payment for the number of months equal to the last of (1) the number of months Consultant agrees to provide Consulting Service hereunder,
               (2) the number of months of Consultant's Credited Services,

               or (3) 120 months. At the expiration of the period for which Consultant is entitled to payments under this paragraph, his or her status as Consultant shall cease. Notwithstanding the above, no payments shall be paid hereunder following entry of a cease and desist order by the

               Comptroller of the Currency, the Federal Deposit Insurance Corporation, the Federal Reserve Board or other appropriate regulatory agency requiring Consultant to cease participating in the conduct of the affairs of the Bank, or the date Consultant violates the provisions of Section 5, 8 or 12 herein.

                     4. Death of a Consultant. If Consultant dies, then all payments payable hereunder shall cease and Consultant's beneficiaries, heirs or assigns shall have no right to any payment hereunder.

                     5. Trade Secrets and Confidentiality. Consultant agrees not to disclose to any other employer, person or entity any trade secrets or other proprietary or confidential information pertaining to the Bank and agrees to comply with the Corporation's and/or the Bank's Code of Ethics.

                     6.  Responsibility for Taxes.  Consultant acknowledges

               sole responsibility for income taxes due on amounts paid to Consultant hereunder.

                     7. Relationship of the Parties. Consultant is engaged by the Corporation only for the purposes and to the extent set forth in this Agreement, and Consultant's relation to the Bank shall be that of an independent contractor. Consultant shall not be considered an employee or entitled to participate in any plans, arrangements, or distributions by the Bank pertaining to or in connection with any pension, stock bonus, profit-sharing, or other benefit plan insuring employees of the Bank.




                     8. Exclusive Services. During the term of this Agreement, Consultant shall provide business development consulting services only to the Bank and to no other financial institution. Consultant specifically agrees not to serve on the board of directors or advisory board of any other financial institution during the term of this Agreement.

                     9. Attorneys Fees. Each party agrees to bear its expenses incurred by such party in preparation or review of this Agreement by their respective counsel.

                    10. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

                    11. Non-Solicitation of Employees. Consultant agrees that he or she shall not solicit officers or employees of the Bank for employment at any other entity during the term of his Agreement.

                    12. Noncompetition. Notwithstanding any other provision of this Agreement, payment hereunder to Consultant shall cease if the Board determines that Consultant has become an officer, employee, director or advisor to, or is otherwise engaging in, any business or activity which shall be competitive with the business of the Bank. This provision shall be limited to the term of payments hereunder. If payments hereunder cease due to a breach of this section by Consultant, Consultant shall have no further rights hereunder and Payments shall not recommence if he shall discontinue such competition.

                    13.  Early Retirement.  If Consultant voluntarily

               ceases service as an Outside Director prior to reaching age seventy (70) but remains willing to provide the Consulting Services provided for hereunder, he or she shall be entitled to Consulting Payment reduced by five percent (5%) for each year remaining before the Outside Director would have reached age seventy (70), but in no event shall the reduction in such Consulting Payment exceed fifty percent
               (50).

                    14.  Assignment.  This Agreement and the right of

               Consultant to payments hereunder shall not be assigned, transferred, pledged or encumbered at any time.




                    15. Severability. Should any provision o this Agreement be declared to be invalid for any reason or to have ceased to be binding on the parties hereto, such provision shall be severed, and all other provisions herein effective and binding.


                    16. Binding Effect. This Agreement shall be binding upon any successor in interest to the Corporation, which successor in interest shall have all the rights, duties and obligations of the Corporation hereunder.


                    17. Gender. References herein to the masculine gender shall include the feminine where appropriate.

                    18.  Amendment.  The Corporation may, with the consent

               of the Consultant, modify, alter, amend or terminate this Agreement, in whole or in part, at any time. An amendment may be made retroactively if it is necessary to make this Agreement conform to applicable law or agreeable to the parties. No amendment or modification of this Agreement or any covenant, condition or limitation shall be valid unless in writing and duly executed by the parties to this Agreement. This Agreement may not be amended, modified, suspended or terminated, nor may the benefits provided for herein be reduced by a successor in interest to the

               Corporation without the written consent of Consultant. Notwithstanding the foregoing, this Agreement may be terminated at any time and payments may be discontinued in whole or in part if the Agreement is deemed by the Comptroller of the Currency, the Federal Deposit Insurance

               Corporation or a successor regulator to constitute an unsafe or unsound practice.

                    19. Governing Law. This Agreement shall be governed and construed in accordance with the laws of the United

               States and the laws of the State of North Carolina

                    20. Termination. This Agreement may be terminated by the Corporation due to breach by the Consultant of Consultant's obligations hereunder or upon a breach by

               Consultant in any of Consultant's obligations to the Bank which is not cured within the lesser of any time period providing for such cure previously established by Agreement between Corporation and Consultant or thirty days.


                    IN WITNESS WHEREOF, the Agreement is executed on behalf
               of the Corporation pursuant to authority granted by the




               Board of Directors of the Corporation on the day and year set forth above.




                                        SOUTHERN NATIONAL CORPORATION





               (CORPORATE SEAL)         By:
                                        Chairman of the Board, President and
               Attest                   Chief Executive Officer


                                              Secretary



                                        CONSULTANT




                               (SEAL)





                                        Typed Name